                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Cordant Technologies Inc. dated January 6, 2000 and to the incorporation by reference therein of our report dated February 8, 1999, with respect to the consolidated financial statements of Cordant Technologies Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                    ERNST & YOUNG LLP

Salt Lake City, Utah
January 6, 2000